UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
April 26, 2012

EXTREME NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street
Santa Clara, California 95051

(Address of principal executive offices)

Registrant's telephone number, including area code:
(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.
On April 26, 2012, the Board of Directors (the “Board”) of Extreme Networks, Inc. (“Extreme Networks” or the “Company”) adopted an Amended and Restated Rights Agreement (the “Restated Rights Plan”), between Extreme Networks and Computershare Shareholder Services LLC as the rights agent (the “Rights Agent”). The Restated Rights Plan governs the terms of each right (“Right”) that has been issued with respect to each share of Common Stock of Extreme Networks. Each Right initially represents the right to purchase one one-thousandth of a share of Series A Preferred Stock of Extreme Networks. The Restated Rights Plan replaces in its entirety the Rights Agreement, dated as of April 27, 2001, as amended on June 30, 2010 and April 26, 2011, between Extreme Networks and Mellon Investor Services LLC (the “Prior Rights Plan”).
The Board reviewed the necessity of the provision of the Prior Rights Plan adopted to preserve the value of Extreme Networks' deferred tax assets, including its net operating loss carry forwards, with respect to its ability to fully use its tax benefits to offset future income may be limited if it experiences an “ownership change” for purposes of Section 382 of the Internal Revenue Code of 1986 as a result of ordinary buying and selling of Extreme Networks' common stock. Following its review, the Board decided it was necessary and in the best interests of Extreme Networks and its stockholders to enter into the Restated Rights Plan The Restated Rights Plan incorporates the Prior Rights Plan and the amendments thereto into a single agreement and extends the term of the Prior Rights Plan from April 30, 2012 to April 30, 2013.
This summary of the Restated Rights Plan is qualified in its entirety by the full text of the Restated Rights Plan, which is incorporated herein by reference. A copy of the Restated Rights Plan is filed with this Current Report on Form 8-K as Exhibit 4.1.
Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) On April 26, 2012, Extreme Networks held its annual meeting of stockholders (the “Annual Meeting”).

(b) The following proposals were considered and voted on by the stockholders:

Proposal 1 - Election of two directors for a one-year term:

	For	Withheld

Maury Austin	65,715,401	723,370
Oscar Rodriguez	44,323,065	22,115,706

Proposal 2 - A non-binding advisory resolution to approve executive compensation:

	For	Against	Abstain	Broker Non-Votes
Votes	59,387,844	6,930,103	120,784	19,033,660

Proposal 3 - a non-binding advisory proposal on the frequency of holding future votes regarding executive compensation:

1 year            61,842,286
2 years            96,699
3 years            4,401,772
Abstain            98,014

See Item 5.07(d) below.

Proposal 4 - The appointment of KPMG LLP, independent registered public accounting firm, as Extreme Networks' independent auditors for the fiscal year ending June 30, 2012:

	For	Against	Abstain	Broker Non-Votes
Votes	85,362,152	75,210	35,069	—

(d) Based on the results set forth for Proposal 3 in 5.07(c) above, until the next required vote on the frequency of stockholder votes on the compensation of executives, the Company has decided to include an advisory vote on the compensation of executives in its proxy materials on an annual basis.

Proxy proposal not considered at the Annual Meeting.
While properly presented for inclusion in the Annual Meeting proxy statement, the proposal to recommend a non-binding advisory proposal requesting that the Board of Directors redeem the rights issued pursuant to the Stockholder Rights Plan. was not submitted to a vote at the Annual Meeting because the proponent failed to properly present the proposal personally or through a qualified representative at the Annual Meeting as required under the Company's bylaws.
Had the proposal been properly presented, the proposal would have received the following votes:

	For	Against	Abstain	Broker Non-Votes
Votes	20,777,080	44,453,283	1,208,408	19,033,660

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

4.1	Amended and Restated Rights Agreement, dated April 26, 2012, between Extreme Networks, Inc. and Computershare Shareowner Services LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 30, 2012

EXTREME NETWORKS, INC.

By:	/s/ DIANE HONDA
Diane Honda
Vice President, General Counsel & Secretary